Exhibit 10.6
                          INVESTOR RELATIONS AGREEMENT

Between           Phoenix Resources Technologies, Inc.    (hereafter "Company")
                  15945 Quality Trail North
                  Scandia, MN  55073
                  United States

and               Teamwork Kommunikations, GmbH           (hereafter "Teamwork")
                  Grosse Bleichen 32
                  D-20354
                  Hamburg, Germany

Whereas, the Company desires investor relations representation in Germany, once it has achieved listing approval for the Third Segment of the Frankfurt Stock Exchange (Freiverkehr); and,

Whereas, Teamwork desires to enter into an Investor Relations Agreement for disseminating investor relations (I.R.) information and creating awareness of the Company exclusively in the European financial community. None of these services will be performed in the US or any US territories.

NOW THEREFORE, in consideration of the foregoing and the mutual promises herein set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Once the Company has achieved listing approval on the Third Segment of the Frankfurt Stock Exchange (Freiverkehr), Teamwork will distribute and disseminate information provided by the Company to existing and potential shareholders in Europe.

2. The Company will make a good faith effort to keep Teamwork informed and advised about all public information available about the Company which information will be the source of information will be used for dissemination and translation to shareholders or other interested parties in Europe.

3. The Company agrees to inform Teamwork of all relevant filings made by the Company with the Securities and Exchange Commission, NASD or other Stock Exchanges, immediately upon filing and to provide an online link to the entire filing to Teamwork which can then be downloaded or printed.

4. Teamwork will provide such services during the twelve-month period following the approval of the listing which services shall include:

(a) Creating and increasing exposure to the European community through stories and editorial articles which may be placed in newspapers, business publications and financial media.

(b) Translating and distributing the Company's press releases to target groups such as: communication publications, journalists from software/Internet- technical publications (if applicable), business press, press agencies, free editors, Web editors and institutional and private investors.

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(c)           Creating  an  Internet  presence  in Europe by  disseminating  the
              Company's research reports, press releases and Website location to various financial and industry-related directories including one
              of  Germany's  most  popular  portals  (over  800,000   registered
              European subscribers).

(d) Creating a research report, in German, explaining the facts and vision of the company. This research report will be distributed in hard copy to over 1500 sophisticated investors. The research report will also be posted and available to download on www.germany.net along with a graphic supplied by the Company's, which will be a link to the Company's corporate Website.

(e) Handling European investor and potential investor calls and inquiries about the company.

(f) Generating awareness and understanding of the Company among members of the European financial community -- traders, analysts, press editors, portfolio managers, brokers and individual investors; the business community and the general public.

(g) Advertorials: Several "Tombstone-Ads" will be booked to create interest in the Company in a way that investors can get a free copy of the research report mentioned above. This will be done in several different media and will be over a period of 16 weeks. These ads will be run in the following 4 German media: (DER AKTIONAR, BorseOnline, Das Wertpapier, Euro am Sonntag for a total of 4 targeted ads (approximately (1) ad every week for the first four week of this contract).


5. The Company's personnel will be available to representatives of Teamwork for periodic updates, upon reasonable notice.

6. Teamwork's remuneration for the above services outlined will be as follows:

(a) Upon approval of listing on the Third Segment of the Frankfurt Stock Exchange (Freiverkehr), $10,000 USD in cash and,

(b) $3,000 USD per month thereafter commencing on the first business day of the month following listing approval and continuing for a total of ten consecutive months making the total payment to Teamwork $40,000 USD. All payments must be wired on the first business day of the month and wired to:

                Bank of New York, New York

                ABA # 021000018
                For Account: 8900266988
                Hamburger Bank
                Further credit to: TeamWork Kommunikations, GmbH
                                    Account # 1022504



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7.       Special Optional  Services:  All road show presentations will be at the
         Company's request and billed separately at $4,500 USD per location (Germany/Switzerland). Each presentation is usually a luncheon for up to approximately 40 invited guests/investors. Also, related cost such as travel and expenses are approximately $1,500 USD per presentation, for a total cost to the Company of $6,000 per location. We highly recommend at least two (2) road-show presentations per year.

8. Indemnification. The Company agrees to indemnify and hold Teamwork, its attorneys and all of its officers, directors, employees, affiliates and agents harmless from and against any and all manner of actions, causes of action, claims, demands, costs, damages, liabilities, losses, obligations and expenses (including actual attorneys' fees) arising or resulting from or related to Teamwork's performance of the services pursuant hereunder, unless they are due to breach of this agreement or gross negligence or willful misconduct of Teamwork. Teamwork agrees to indemnify and hold the Company, its attorneys and all of its officers, directors, employees, affiliates and agents harmless from and against any and all manner of actions, causes of action, claims, demands, costs, damages, liabilities, losses, obligations and expenses (including actual attorney's fees) arising or resulting from or related to Teamwork's performance of the services pursuant hereunder, unless they are due to misrepresentations or breach of this agreement by the Company.

9. Teamwork agrees to use a disclaimer, similar to the disclaimer set forth below, as may be required by German law in the research report, Advertorials and other investor relations materials it disseminates.

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         This material is provided for informational purposes only and is not an offer or solicitation to sell or purchase securities and should not be construed as investment advice. Distribution or duplication of this material is strictly prohibited in the United States. This information is not for distribution or release in the United States and is restricted to distribution in Germany to German residents and citizens only. This information is not for distribution or release to U.S. residents or citizens.
--------------------------------------------------------------------------------

10. Law, Forum and Jurisdiction. This agreement shall be construed and interpreted in accordance with the laws of the state of Minnesota. The parties agree that any dispute arising under or with respect to or in connection with this agreement, whether during the term of this agreement or at any subsequent time, shall be resolved fully and exclusively by binding arbitration or litigation proceedings taking place in a court of competent jurisdiction in Minnesota.

11. Attorneys' Fees. In the event that any party institutes any action to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be entitled to reimbursement from the non-prevailing party for all costs, including reasonable attorney's fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

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12.      Confidentiality.  The Company and Teamwork  agree that unless and until mutually agreed upon, they and their representatives will hold in strict confidence all data and information obtained with respect to the other party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except:

                  (i) to the extent such data or information are a matter of public knowledge or are required by law to be published; and,

                  (ii) to the extent that such data or information  must be used
                  or  disclosed  in  order  to   consummate   the   transactions
                  contemplated by this Agreement.

13. Entire Agreement. This agreement represents the entire agreement between the parties hereto relating to the subject matter hereof. This agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof and there are no other courses of dealing, understandings, agreements, representations or warranties, written or oral, except as set forth herein. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto. This agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

14. Teamwork acknowledges that it is solely responsible to be aware of all laws applicable to the fulfilling of this Agreement and to abide by those laws.

Wherefore, the parties have executed this Agreement this 21st day of April, 2000.

TeamWork Kommunikations, GmbH               Phoenix Resources Technologies, Inc.


By: /s/Sven Joesting                           By:/s/ Ben Traub
    ----------------------                        -------------------
    Sven Joesting                                 Ben Traub
    Its: Managing Director                        Its: President

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